UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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National Mercantile Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2005

Dear Shareholders:

We cordially invite you to attend the 2005 Annual Meeting of Shareholders.  The meeting will be held on Thursday, May 19, 2005 at 6:00 p.m. at The Peninsula Beverly Hills, 9882 South Santa Monica Blvd., Beverly Hills, California 90212.

We have enclosed the Notice of the 2005 Annual Meeting of Shareholders, the Proxy Statement, the Proxy Card and a postage prepaid return envelope, and our Annual Report on Form 10-KSB.

At the meeting, the shareholders will be asked to elect nine directors.  Shareholders will also be asked to approve our new 2005 Stock Incentive Plan adopted by the Board of Directors and to approve an amendment to our Amended and Restated Articles of Incorporation adopted by the Board of Directors.  The amendment to the Amended and Restated Articles of Incorporation would amend our Series A Preferred Stock to make it convert automatically into Common Stock upon the approval of the holders of a majority of the outstanding Series A Preferred Stock.

We will also report on our performance in 2004 and answer your questions regarding the Company.

We look forward to seeing you at the meeting.

Sincerely,

Robert E. Gipson	Scott A. Montgomery
Chairman of the Board	President and Chief Executive Officer

TABLE OF CONTENTS

Notice of 2005 Annual Meeting of Shareholders
Proxy Statement
Information about the Annual Meeting and Voting
Why did you send me this proxy statement and proxy card?
What am I voting on?
How many votes do I have?
What is “cumulative voting”?
How are abstentions and broker non-votes treated?
How do I vote?
What does it mean if I receive more than one proxy card?
How many votes may be cast at the Annual Meeting?
How many shares do you need to hold the Annual Meeting (what are the quorum requirements)?
Who nominates individuals for election to the Board of Directors?
How many votes must the director nominees have to be elected?
What vote of our shareholders is required to approve the 2005 Stock Incentive Plan?
What vote of our shareholders is required to approve the amendment to the Amended and Restated Articles of Incorporation?
Who pays the costs of soliciting these proxies?
Proposal 1: Election of Directors
Arrangement for Selection of Directors
Board Committees; Meetings
Compensation of Directors
Director Attendance at Annual Meetings
Certain Relationships and Related Transactions
Proposal 2: 2005 Stock Incentive Plan
Equity Compensation Plan
Proposal 3: Amendment to Amended and Restated Articles of Incorporation
Audit Committee Report
Information about National Mercantile Bancorp Common and Preferred Stock Ownership
Security Ownership of Principal Shareholders and Management
Section 16(a) Beneficial Ownership Reporting Compliance
Executive Officers
Biographies
Compensation of Executive Officers
Summary Compensation Table
2004 Option Grants
2004 Option Exercises and Year-End Option Values
1996 Stock Incentive Plan
Employment and Severance Agreements
Code of Ethics
Independent Public Accountants
Shareholder Communications with Directors
Shareholder Proposals for 2006 Annual Meeting
Availability of Annual Report on Form 10-KSB
Appendix A- 2005 Stock Incentive Plan

NATIONAL MERCANTILE BANCORP
NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
to be held Thursday, May 19, 2005

The Annual Meeting of Shareholders of National Mercantile Bancorp will be held on Thursday, May 19, 2005, at 6:00 p.m. at The Peninsula Beverly Hills, 9882 South Santa Monica Blvd., Beverly Hills, California 90212.

At the Annual Meeting we will ask you to:

1. Elect nine directors to serve for a term of one year and until their successors are elected and qualified.  The persons nominated by the Board of Directors (Donald E. Benson, Joseph N. Cohen, Robert E. Gipson, W. Douglas Hile, Antoinette Hubenette, M.D., Scott A. Montgomery, Judge Dion G. Morrow, Carl R. Terzian and Robert E. Thomson) are described in the accompanying Proxy Statement;

2. Approve the 2005 Stock Incentive Plan;

3. Approve an amendment of the Amended and Restated Articles of Incorporation to amend the terms of the Series A Noncumulative Convertible Preferred Stock to make it convert automatically into Common Stock upon majority vote of the Series A Preferred stockholders; and

4. Transact any other business that may properly be presented at the meeting.

If you owned either Common Stock or Series A Noncumulative Convertible Preferred Stock of National Mercantile Bancorp on April 1, 2005, the record date, you are entitled to attend and vote at the Annual Meeting.

By Order of the Board of Directors,

1880 Century Park East
8th Floor Los Angeles, CA 90067 April 15, 2005	Joseph N. Cohen Corporate Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING, AND YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON.

NATIONAL MERCANTILE BANCORP
PROXY STATEMENT
2005 ANNUAL MEETING OF SHAREHOLDERS
to be held May 19, 2005

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement and proxy card?

We sent you this Proxy Statement and the enclosed proxy card because you own shares of National Mercantile Bancorp.  Your proxy is being solicited by the Board of Directors of National Mercantile Bancorp.  This Proxy Statement provides you with information that will help you to cast your vote at the Annual Meeting.  However, you do not need to attend the Annual Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

When you sign the proxy card, you appoint each of Scott A. Montgomery and Robert E. Thomson, directors of National Mercantile Bancorp, as your representatives at the Annual Meeting (your proxies).  Mr. Montgomery and Mr. Thomson will vote your shares at the Annual Meeting, as you have instructed them on your proxy card(s).  If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Mr. Montgomery or Mr. Thomson will vote your shares, under your proxy, in accordance with his best judgment.

We began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on April   , 2005 to all shareholders entitled to vote.  Shareholders who owned Common Stock or Series A Noncumulative Convertible Perpetual Preferred Stock (“Series A Preferred Stock”) on April 1, 2005 (the record date) are entitled to vote.  On the record date, there were 3,014,834 shares of Common Stock outstanding and 650,595 shares of Series A Preferred Stock outstanding.  Each share of Series A Preferred Stock is convertible into two shares of Common Stock for a total of 1,301,190 shares of Common Stock.  These are our two classes of voting stock.

We have enclosed our 2004 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission, which includes our financial statements.  The Form 10-KSB is not to be considered part of the soliciting materials.

What am I voting on?

We ask you to vote on:

•                  the election of nine directors;

•                  the approval of the 2005 Stock Incentive Plan; and

•                  the approval of an amendment of the Amended and Restated Articles of Incorporation to amend the terms of the Series A Preferred Stock.

At the time this Proxy Statement was printed, we knew of no other matters to be acted on by the shareholders at the Annual Meeting.

How many votes do I have?

You have one vote for each share of our Common Stock and two votes for each share of our Series A Preferred Stock.  In the election of directors, you may be permitted to “cumulate” your votes.

What is “cumulative voting”?

Cumulative voting is a manner of voting in the election of directors in which each shareholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the shareholder would have on a single matter.  The number of votes a shareholder has on a single matter is the number of shares of Common Stock held by the shareholder plus two times the number of shares of Series A Preferred Stock held by the shareholder (since each share of Series A Preferred Stock is entitled to two votes).  For example, if you hold 1,000 shares of Common Stock and 200 shares of Series A Preferred Stock, you are entitled to 12,600 total votes in the election of directors (9 – the number of directors – multiplied by one vote per share of Common Stock, or 9,000 votes, plus 9 multiplied by two votes per share of Series A Preferred Stock, or 3,600 votes).  You may use all of your votes for one nominee, or may distribute your votes among two or more nominees as you see fit.  No shareholder may cumulate votes unless at least one shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes.

Mr. Montgomery and Mr. Thomson (your proxies) may, in their discretion, cumulate votes for shares with respect to which they have proxies.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum.  Abstentions and broker non-votes have no effect on the election of directors.  Abstentions and broker non-votes have the effect of voting against the proposal to adopt the 2005 Stock Incentive Plan and the proposal to amend the Amended and Restated Articles of Incorporation to amend the terms of the Series A Preferred Stock.

How do I vote?

You may vote by mail

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.  If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for directors identified in this Proxy Statement, FOR the approval of the 2005 Stock Incentive Plan, and FOR the amendment to the Amended and Restated Articles of Incorporation to amend the terms of the Series A Preferred Stock.

You may vote in person at the meeting

You may attend the Annual Meeting and vote in person.  If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.  Otherwise, we cannot count your votes.

May I revoke my proxy?

If you have returned your signed proxy card, you may revoke it at any time before it is exercised.  You may revoke your proxy in any one of three ways:

• You may send in another proxy with a later date;

•  You may notify National Mercantile Bancorp’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•  You may vote in person at the Annual Meeting.

How will shares I hold in street name be voted?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.  Brokerage firms have authority under New York Stock Exchange rules to vote customers’ shares on certain “routine” matters, including the election of directors.  If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy.  This ensures your shares will be voted at the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you own both Common Stock and Series A Preferred Stock or if you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate proxy cards for each class of stock and for each account.  Please sign and return all proxy cards to ensure that all your shares are voted.

How many votes may be cast at the Annual Meeting?

Based on the number of shares of Common Stock and Series A Preferred Stock outstanding on the record date, up to 4,316,022 votes may be cast on any matter.

How many shares do you need to hold the Annual Meeting (what are the quorum requirements)?

Shares representing a majority of our outstanding votes on the record date of April 1, 2005 must be present at the meeting in order to hold the meeting and conduct business.  This is called a quorum.  Accordingly, a quorum for our annual meeting is 2,158,011 votes.

Shares are counted as present at the meeting if the shareholder either:

•     is present at the meeting, or

•     has properly submitted a proxy card

Who nominates individuals for election to the Board of Directors?

Our bylaws state that nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock.  Nominations, other than those made by the Board of Directors, must be made in writing.  If you wish to make such nominations, your notice must be received by the Corporate Secretary of National Mercantile Bancorp, no more than 60 days prior to the Annual Meeting and no more than 10 days after the Notice of Annual Meeting is sent to shareholders.  If the Notice of Annual Meeting is sent to shareholders exactly 10 days before the meeting, then your notice of intention to make a nomination to the Board of Directors must be made no later than the time fixed for the opening of the Annual Meeting as stated in the Notice of Annual Meeting.  If you want to make a nomination to the Board of Directors you must give the following information to the extent known to you:

•      Name and address of each proposed nominee;

•      Principal occupation of each proposed nominee;

•      Number of shares of our stock owned by each proposed nominee;

•      Your name and address; and

•      The number of shares owned by you.

If nominations to the Board of Directors are not made as outlined above, the Chairman of the meeting may disregard the nominations and instruct the inspectors of election to disregard all votes cast for such nominees.

How many votes must the director nominees have to be elected?

The nine nominees receiving the highest number of votes will be elected as directors.  This number is called a plurality.  If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

What vote of our shareholders is required to approve the 2005 Stock Incentive Plan?

The affirmative vote of holders of a majority of the outstanding votes entitled to be cast is required to adopt the 2005 Stock Incentive Plan.  If you do not vote or you do not return your proxy card and do not vote in person, it will have the same effect as voting against this proposal.

What vote of our shareholders is required to approve the amendment to the Amended and Restated Articles of Incorporation?

The approval of the amendment to the Amended and Restated Articles of Incorporation requires the affirmative vote of (i) the holders of a majority of the outstanding votes entitled to be cast (with the shares of Common Stock and Series A Preferred Stock voting together as a single class) and (ii) the holders of a majority of the outstanding shares of Series A Preferred (voting as a separate class).  If you do not vote or you do not return your proxy card and do not vote in person, it will have the same effect as voting against this proposal.

Who pays the costs of soliciting these proxies?

We pay for distributing and soliciting proxies and reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to shareholders.  Our directors, officers and regular employees may solicit proxies in person, through mail, telephone or other means.  We do not pay those individuals additional compensation for soliciting proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

Our bylaws state that the Board of Directors will consist of not less than six directors nor more than eleven directors, with the exact number fixed from time to time by the Board of Directors or by the shareholders.  The Board of Directors has fixed the number of directors at nine as of the Annual Meeting.

Based on the recommendation of the Nominating Committee, the Board of Directors has nominated the nine current directors for re-election.  If you re-elect them, they will hold office until the next Annual Meeting and their successors are duly elected and qualified.  Each nominee has indicated that he or she is willing to serve as a director.  If any nominee is unable to serve or for good cause will not serve, Mr. Thomson or Mr. Montgomery (your proxies) may vote for another nominee proposed by the Board of Directors or the Board of Directors may reduce the number of directors to be elected.  If any director resigns, dies or is otherwise unable to serve out his or her term, the Board of Directors may fill the vacancy until the next Annual Meeting.  It is presently intended that all directors elected at the Annual Meeting will also serve as directors of Mercantile National Bank.  In addition, it is presently intended that if elected Messrs. Montgomery, Benson, Gipson and Hile will continue to serve as directors of South Bay Bank, N.A.

The following information is provided regarding the nominees.

Donald E. Benson Director since 1998 Age 74

Mr. Benson is Executive Vice President and a director of Marquette Financial Companies, Minneapolis, Minnesota, a financial services holding company (formerly Marquette Bancshares, Inc.). He has served in that position since 1992. Mr. Benson is also a director of MAIR Holdings, Inc., commuter airline; Mass Mutual Corporate Investors, a mutual fund; and Mass Mutual Participation Investors, a mutual fund.

Joseph N. Cohen Director since 1998 Age 59

Mr. Cohen has been President of American Entertainment Investors, Inc., Santa Monica, California, a media financing and consulting firm, since February 1996, and a Principal of Abel’s Hill Capital Corp., an investment banking firm, since October 1996.

Robert E. Gipson Director since 1996 Age 58

Mr. Gipson is President of Alpha Analytics Investment Group, LLC, Los Angeles, California, a registered investment advisor, and has served in that capacity since its organization in 1998. Mr. Gipson is Of Counsel to the law firm of Gipson Hoffman & Pancione and has been a lawyer with that firm since 1982. Mr. Gipson is also President of Corporate Management Group, Inc., a financial management company, since 1988. Mr. Gipson has been Chairman of National Mercantile Bancorp since June 1997 and was Chairman of Mercantile National Bank from June 1997 to December 1998. He also serves as a director of Business First National Bank, Santa Barbara, California.

W. Douglas Hile Director since 2003 Age 52

Mr. Hile is Chairman and CEO of Meridian Bank, a position he has held since October of 2002. He also serves as Senior Vice President and Regional President for Marquette Financial Companies, a diversified financial services holding company headquartered in Minneapolis, Minnesota. He has almost thirty years of experience in the financial services business, including management roles for Northern Trust and Bank One. Prior to joining Meridian Bank, he served as President and CEO of the Marquette Banks, a $3 billion commercial banking group based in Minneapolis.

Antoinette Hubenette, M.D. Director since 1998 Age 56

Dr. Hubenette was President and a director of Cedars-Sinai Medical Group, Beverly Hills, California (formerly Medical Group of Beverly Hills), a physicians’ medical practice group, from 1994 to 2000. She has been a practicing physician since 1982. She continues in part-time practice of general internal medicine.

Scott A. Montgomery Director since 1995 Age 63

Mr. Montgomery is President and Chief Executive Officer of National Mercantile Bancorp, Mercantile National Bank and South Bay Bank, N.A. He served in that position for Mercantile National Bank since November 1995, for National Mercantile Bancorp since June 1997 and for South Bay Bank, N.A. since December 2001.

Judge Dion G. Morrow Director since 1998 Age 72

Judge Morrow has served as a private judge since November 1995. From February 1978 to October 1995, he served as Judge of the Los Angeles Superior Court. Judge Morrow has been Chairman of the Board of Mercantile National Bank since December 1998. During 2000 Judge Morrow also served as a member of the Judicial Review Commission on Foreign Asset Control, a joint commission of the Congress established by the Drug Kingpin Act of 1999.

Carl R. Terzian Director since 1998 Age 69

Mr. Terzian has been Chairman of the Board of Directors and Chief Executive Officer of Carl Terzian Associates, Los Angeles, California, a national public relations consulting firm, since 1969. He is also a director of Transamerica Investors, Inc., a member of the Transamerica Corp. family, which manages its own mutual funds and Electronic Clearing House, Inc., a national electronic clearing house for bank checks and credit cards.

Robert E. Thomson Director of Bancorp since 1983 and of the Bank since 1982 Age 63

Mr. Thomson has been Of Counsel to the law firm of Jekel & Howard, LLP, Scottsdale, Arizona since August 1996. He has been Vice Chair of National Mercantile Bancorp and Mercantile National Bank since June 1991.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of the Board of Directors’ nominees.

Arrangement for Selection of Directors

We have agreed with the successors to Conrad Company that the Board of Directors would nominate for election as director a person or persons nominated by them.  These successors include Carl R. Pohlad, as Trustee of the Revocable Trust of Carl R. Pohlad, James O. Pohlad, Robert C. Pohlad and William M. Pohlad.  This agreement was entered into in connection with Conrad Company’s purchase of Series A Preferred Stock in our 1997 recapitalization.  The number of persons that this group of persons can nominate is the number that it and its affiliates would be entitled to elect based on cumulative voting.  This agreement expires when these persons no longer hold any shares of Series A Preferred Stock.  Pursuant to this agreement, Donald E. Benson has been nominated as director pursuant to the agreement since 1998 and W. Douglas Hile has been nominated as a director since 2004.

Board Committees: Meetings

The Board of Directors met 12 times during fiscal year 2004.  All directors attended at least 75% of all meetings of the Board of Directors and Committees on which he or she served in 2004.  The following information is provided regarding certain Board Committees standing during 2004.

Audit Committee.  The functions of the Audit Committee and its activities during 2004 are described below under the heading Report of the Audit Committee.  The Audit Committee consists of directors Benson, who serves as Chairman, Cohen, Gipson and Morrow.  A majority of the members of the Audit Committee are “independent” under the listing standards of the National Association of Securities Dealers.  The Board of Directors has determined that Joseph N. Cohen, a member of the Audit Committee, is an “audit committee financial expert” as that term is defined in Regulation S-B of the Securities and Exchange Commission, and that he is “independent” as that term is used in Item 7(b)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Nominating Committee.  The Nominating Committee consists of directors Gipson, who serves as Chairman, Benson and Terzian.  The Nominating Committee recommends candidates to fill vacancies on the Board of Directors and recommends the slate of directors to be nominated by the Board of Directors for election at annual meetings of shareholders.  The Nominating Committee met one time in 2004.  All of the members of the Committee are “independent” under the listing standards of the National Association of Securities Dealers.  A copy of the Nominating Committee Charter is attached as Appendix B.

The Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.  The Nominating Committee believes that members of the Board of Directors should have the highest professional and personal ethics and values.  When considering candidates for director, the Nominating Committee takes into account a number of factors; director candidates are expected to meet a significant number of these factors, but are not expected to meet all the factors equally:

•      Ability to attend regular and special board of directors and committee meetings and willingness to perform the duties of a director;

•      Banking industry/general business knowledge, fine moral character, good personal and business reputation;

•      Industry knowledge, contacts and network of potential clients in industries served by us;

•      Reliability, responsibility, fair-mindedness, sound ethics and possession of a high degree of integrity;

•      Ability to develop significant amount of new business, participate in community activities and serve as ambassador for the institution;

•      Financial commitment regarding stock ownership and ability to deposit personal funds at the institution;

•      Candidates from the local community who are well known and respected will be given preferential consideration; and

•      Prior experience on financial institution boards of directors.

•      Other considerations:

•      Ten-year senior-level management experience in a “for-profit” business; and

•      Possession of specific skills in electronic data processing, internal auditing, accounting, personnel, finance, etc., and/or demonstrated business or financial institution consulting expertise and experience.

The Nominating Committee is responsible for assessing the appropriate mix of skills and characteristics required of members of the Board of Directors in the context of the perceived needs of the Board of Directors at a given point in time.  Diversity in personal background, race, gender and age for the Board of Directors as a whole may be taken into account favorably in considering individual candidates.

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director.  The Nominating Committee will periodically assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise.  If vacancies are anticipated, or otherwise arise, or the size of the Board of Directors is expanded, the Nominating Committee will consider various potential candidates for director.  Candidates may come to the attention of the Nominating Committee through current members of the Board of Directors or management, shareholders or other persons.  These candidates will be evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year.  Certain shareholders have the right to designate nominees to the Board of Directors (see “Arrangement for Selection of Directors”).

The Nominating Committee will consider candidates for directors recommended by shareholders who follow the proper procedures in submitting the recommendation.  To be considered for election at an annual meeting, the recommendation must be submitted no later than January 31 of the year in which the meeting will be held.  The recommendation must by in writing addressed to the Corporate Secretary and must include the following:  (i) statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating Committee; (ii) name and contact information for the candidate; (iii) statement of the candidate’s business and educational experience; (iv) information regarding each of the factors listed above (other than the factor regarding board size and composition) sufficient to enable the Nominating Committee to evaluate the candidate; (v) statement detailing any relationship between the candidate and any of our competitors; (vi) detailed information about any relationship or understanding between the writer and the candidate; and (vii) statement that the candidate is willing to be considered and is willing to serve as a director if nominated and elected.

Shareholders may personally nominate directors at an annual meeting by following the procedures for shareholder nominations set forth in the Bylaws, which are set forth under “Information about the Annual Meeting and Voting—Who nominates individuals for election to the Board of Directors?”

Stock Option and Compensation Committee.  The Stock Option and Compensation Committee recommends to the Board of Directors all elements of compensation for the executive officers.  The Committee also administers our 1996 Stock Incentive Plan and, should it be approved, the 2005 Stock Incentive Plan.  The Committee consists of directors Morrow, who serves as Chairman, Hubenette, Thomson and Hile.  The Committee met twice in 2004.  All of the members of the Stock Option and Compensation Committee are “independent” under the listing standards of the National Association of Securities Dealers.

Compensation of Directors

We compensate our non-employee directors through fees and stock options.  Directors who are employees (currently only Mr. Montgomery) received no separate compensation for their services as directors.

In 2004, National Mercantile Bancorp and Mercantile National Bank paid directors’ fees in accordance with the following:

From January through September 2004:

•                  The Chairman of National Mercantile Bancorp and the Chairman of Mercantile National Bank received a monthly retainer of $750 and an additional $500 for each Board of Directors meeting attended and $200 for each Board committee meeting attended.

•                  Each other non-employee director received a monthly retainer of $650 and an additional $500 for each Board of Directors meeting attended.

•                  The Chairman of the Loan Committee received a monthly retainer of $300 and each other non-employee member of the Loan Committee received a monthly retainer of $250.

•                  The Chairman of each Board committee received $250 for each Board committee meeting attended and each other non-employee Board committee member received $200 for each Board committee meeting attended.

•                  Each non-employee director that attended a special daylong meeting on September 22, 2004 received $500 for that meeting.

From October through December 2004:

•                  The Chairman of National Mercantile Bancorp and the Chairman of Mercantile National Bank received a monthly retainer of $1,100 and an additional $500 for each Board of Directors meeting attended and $200 for each Board committee meeting attended.

•                  Each other non-employee director received a monthly retainer of $1,000 and an additional $500 for each Board of Directors meeting attended.

•                  The Chairman of the Loan Committee received a monthly retainer of $300 and each other non-employee member of the Loan Committee received a monthly retainer of $250.

•                  The Chairman of each Board committee received $250 for each Board committee meeting attended and each other non-employee Board committee member received $200 for each Board committee meeting attended.

In 2004, each director of South Bay other than the Chairman and the non-employee directors who are directors of National Mercantile Bancorp (Messrs. Benson, Gipson and Hile) received a monthly retainer of $1,750; the Chairman received a monthly retainer of $1,900 and each director who was also a director of National Mercantile Bancorp received a monthly retainer of $1,250.

In 2004, we paid fees aggregating $199,050 to non-employee directors of National Mercantile Bancorp for services as directors for all entities.  In addition, in 2004, each non-employee director of National Mercantile Bancorp received an option to purchase 1,000 shares of Common Stock for $10.15 per share, the market price of the Common Stock on the date of grant.

We do not reimburse directors for travel and other related expenses incurred in attending shareholders, Board of Directors or committee meetings.

Director Attendance at Annual Meetings

We typically schedule a Board of Directors meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid business or personal conflict.  Six of our nine directors attended our 2004 Annual Meeting.

Certain Relationships and Related Transactions

From time to time we have made loans to directors and executive officers.  All of these loans which were either made or were outstanding in 2004 were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.  These loans do not involve more than the normal risk of collectability or present other unfavorable features.

PROPOSAL 2

APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

General

Our Board of Directors adopted the 2005 Stock Incentive Plan in March 2005, subject to shareholder approval.  Under the Plan, our directors, officers, employees and independent contractors are eligible to receive options to purchase shares of our Common Stock or other securities or benefits with a value derived from the value of our Common Stock.

The purpose of the Plan is to enable us to attract, retain and motivate officers, directors, employees and independent contractors by providing for or increasing their proprietary interests in National Mercantile Bancorp.  As of April 1, 2005, the total number of eligible officers, directors, employees and independent contractors was approximately 100.

Our Board of Directors adopted the Plan because the 1996 Stock Incentive Plan (the “1996 Plan”) will expire on March 28, 2006 and there are only 63,509 shares available for issuance under the 1996 Plan.  This may not be sufficient to cover share requirements through the end of the 1996 Plan.  We intend to continue to award shares under the 1996 Plan until it expires.

The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan is 250,000 subject to adjustments in the event of a stock split, stock distribution or other capital stock event, as described in the Plan.  No more than 100,000 shares may be awarded to any one participant in any 12-month period.

The description of the Plan provided below is qualified in its entirety by the full text of the Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Administration

The Plan will be administered by our Board of Directors or, at the discretion of the Board, a committee of the Board of Directors (the “Adminstrator”).  The Board of Directors has delegated the administration of the Plan to the Stock Option and Compensation Committee.

The Administrator has full and final authority to select the recipients of awards and to grant such awards.  Subject to the provisions of the Plan, the Administrator has sole and absolute discretion in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including the exercise price and conditioning the receipt or vesting of awards upon the achievement of specified performance criteria.  Subject to limitations imposed by law, the Board of Directors may amend or terminate the Plan at any time and in any manner.  However, no such amendment or termination may deprive the recipient of an award previously granted under the Plan of any rights thereunder without the consent of the recipient.

Terms of Awards

The Plan authorizes the Administrator to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock.  Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights (“SARs”), phantom stock, dividend equivalents, performance units or performance shares.  Stock options granted under the Plan may be either incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) or options that are not intended to qualify as incentive stock options (referred to as nonqualified stock options).  Each award will be evidenced by an agreement between us and the grantee which will contain the terms and conditions required by the Plan and such other terms and conditions not inconsistent therewith as the Administrator may deem appropriate.  However, all stock options and SARs granted under the Plan will have an exercise price and a base value, respectively, not less than the fair market value of the Common Stock on the date of grant.  The benefit with respect to SARs will be payable solely in shares of Common Stock with a fair market value equal to the benefit.

An award granted under the Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of National Mercantile Bancorp or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions.  Any stock option granted to an employee may be an incentive stock option or a non-qualified stock option.  Awards to nonemployee directors may only be non-qualified stock options.

An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such employee’s tax withholding obligation with respect to such issuance, by (a) cash, (b) delivering previously owned shares of our capital stock or other property, or (c) reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered.

On April    , 2005, the closing price of our Common Stock was $[    ] per share

Termination of the Plan

The Plan will terminate on March 24, 2015, except as to awards then outstanding, which awards will remain in effect until they have been exercised, the restrictions have lapsed or the awards have expired or been forfeited.  The Board of Directors may also amend, modify, suspend or terminate the Plan from time to time although no such action can be taken without shareholder approval if required by applicable law.

Certain Federal Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the Plan based on applicable provisions of the Internal Revenue Code now in effect.

General.  A recipient of an award of stock options or SARs under the Plan realizes no taxable income at the time of grant.  The recipient generally realizes no taxable income at the time of an award of restricted stock, so long as the restricted stock is not vested.  Stock is vested for this purpose if it is either transferable or is not subject to a substantial risk of forfeiture.

Stock Options.  With regard to incentive stock options, no income is recognized by the recipient upon transfer to him of shares pursuant to his exercise of an incentive stock option.  In order to avail himself of this tax benefit, the eligible employee must make no disposition of the shares so received before he has held such shares for at least one year and at least two years have passed since he was granted the option. Assuming compliance with this and other applicable tax provisions, an eligible employee will realize long-term capital gain or loss when he disposes of the shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition.  If an eligible employee disposes of shares acquired by exercise of an incentive stock option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent the lesser of (a) the fair market value of the shares on the date the option was exercised, or (b) the amount realized upon such disposition, exceeds the exercise price. Any amount realized in excess of the fair market value on the date of exercise is treated as long-term or short-term capital gain, depending upon the holding period of the shares.  If the amount realized upon such disposition is less than the exercise price the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares. For purposes of the alternative minimum tax, the eligible employee shall recognize income upon the transfer of shares to him pursuant to the exercise of an incentive stock option in an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price.   We will not be allowed any deduction for federal income tax purposes at the time of the grant or exercise of any incentive stock option.  At the time of a disqualifying disposition by an eligible employee, we will, in general, be entitled to a deduction for the amount taxable to the eligible employee as ordinary income.

With regard to nonqualified stock options, the optionee realizes ordinary income at the time of the exercise of an option. The amount of income is equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.  When an eligible employee disposes of shares acquired upon the exercise of a nonqualified stock option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon on the holding period of the shares.

Restricted Stock. With regard to restricted stock, the holder of restricted stock recognizes ordinary income at the time that the restricted stock vests.  The amount of income is equal to the excess of the fair market value of the shares at the time of vesting over the purchase price for such shares, if any.

When an eligible employee disposes of restricted stock, any amount received in excess of the fair market value of the shares on the date of vesting will be treated as long-term or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value on the date of vesting, the loss will be treated as long-term or short-term capital loss, depending on the holding period of the shares.  Dividends paid on restricted stock that has not vested and that has not been the subject of an election under Section 83(b) of the Internal Revenue Code are treated as compensation income.  Section 83(b) of the Internal Revenue Code permits the eligible employee to elect, not more than 30 days after the date of grant of the restricted stock, to include as ordinary income the difference between the fair market value of the restricted stock on the date of grant and the purchase price of the restricted stock, if any.

We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the eligible employee is considered to have realized ordinary income in connection with the exercise of a nonqualified stock option and the grant of restricted stock, assuming compliance with Section 162(m) of the Internal Revenue Code.

Other Benefits.  In the case of an exercise of an stock appreciation right or an award of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income that the recipient has recognized, subject to Section 162(m) of the Internal Revenue Code.

Equity Compensation Plan Information

The following table sets forth information regarding our compensation plans (including individual compensation arrangements) under which shares of our common stock were authorized for issuance as of December 31, 2004:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by shareholders (1)	480,158	$7.34	63,509

Equity compensation plans not approved by shareholders	0	—	0

Total	480,158	$7.34	63,509

(1) Includes the 1996 Stock Incentive Plan and two stock option plans which have been terminated but under which there remain outstanding options to purchase an aggregate of 50,779 shares of our common stock.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding votes entitled to be cast is required to approve the Plan.  If you do not vote or you do not return your proxy card and do not vote in person, it will have the same effect as voting against this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the 2005 Stock Incentive Plan.

PROPOSAL 3

APPROVAL OF AMENDMENT OF THE AMENDED AND RESTATED ARTICLES OF
INCORPORATION

General

In March 2005, the Board of Directors adopted an amendment (the “Amendment”) to our Amended and Restated Articles of Incorporation (the “Articles”) that would amend the terms of our Series A Preferred Stock to make it convert into Common Stock automatically upon the approval of a majority of the holders of the Series A Preferred.  Presently, the Series A Preferred Stock is convertible into Common Stock only at the option of an individual shareholder.

The Amendment is subject to approval of the shareholders.

The Amendment

The Amendment would add a new paragraph (4) to Section C of Article XI of the Articles to read in its entirety as follows:

“(4) Automatic Conversion.

(a) Each share of Series A Preferred Stock shall automatically be converted into shares (calculated as to each conversion to the nearest 1/100th of a shares) of Common Stock (as used in Section C(3)(h)), based on the then-effective conversion price (as provided in Section C(3)), upon the approval (at a meeting or by written consent) of the holders of a majority of the outstanding shares of the Series A Preferred Stock (the “Automatic Conversion”).

(b) The effective date of the Automatic Conversion shall be: (i) if the approval shall be given at a meeting, the close of business on the date of the meeting; or (ii) if the approval shall be given by written consent, the close of business on the date the Corporation shall have first received sufficient written consents to cause the Automatic Conversion.  The record date for determining holders of the Series A Preferred Stock entitled to give consents shall be the date the Corporation receives the first written consent with such approval.  If the conversion is not approved within 60 days of receipt by the Corporation of the first written consent, all written consents received prior thereto shall be invalid and of no force or effect.

(c) Upon the effective date of the Automatic Conversion, the outstanding shares of Series A Preferred Stock shall be converted automatically into Common Stock whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

(d) Following the effective date of the Automatic Conversion, the Corporation shall notify the holders of the Series A Preferred Stock of the

Automatic Conversion.  The holders of the Series A Preferred Stock shall surrender the certificates representing such Series A Preferred Stock at the office of the Corporation or the transfer agent for the Corporation.  Thereupon, there shall be issued and delivered to each such holder promptly at such office and in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the effective date of the Automatic Conversion.  No fractional shares of Common Stock shall be issued upon Automatic Conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the day of the automatic conversion.  “Market price” have the meaning ascribed to it in Section C(3)(i).”

Reasons for the Amendment

The Board of Directors proposes the Amendment principally to facilitate the elimination of the Series A Preferred Stock as a class, which the Board believes will simplify our capital structure.

The Series A Preferred Stock was originally issued in connection with our recapitalization in 1996.  Since that time, our financial condition has materially improved, making a preferred stock position of less significance.  In addition, number of holders of the Series A Preferred Stock has declined through years, and as of March 21, 2005 there were 15 holders of record of the Series A Preferred Stock.  Because of this, in December 2004 we voluntarily delisted the Series A Preferred Stock from the Nasdaq SmallCap Market when we determined the Series A Preferred Stock did not meet Nasdaq’s continued listing requirement that there be not less than 100 round lot holders of the Series A Preferred Stock.

Without this Amendment, the Series A Preferred Stock would not be eliminated as a class unless each holder elected to convert.  As long as any shares of Series A Preferred Stock remain outstanding, our capital structure would not be simplified.  With the Amendment, if a majority of the holders of the Series A Preferred Stock believe that it would be beneficial to us if the Series A Preferred Stock converted, then the class could be eliminated.

The three principal holders of the Series A Preferred Stock (James Pohlad, Robert C. Pohlad and William M. Pohlad), who own approximately 77% of the outstanding Series A Preferred Stock, have advised the Board of Directors that they are willing to convert their Series A Preferred Stock into Common Stock.  Thus, the Board of Directors believes that if the shareholders approve the Amendment, it is likely that the holders of a majority of the outstanding Series A Preferred Stock will approve the conversion of the Series A Preferred Stock as a class.

Approval of the Amendment

The approval of the Amendment requires the affirmative vote of (i) the holders of a majority of the outstanding votes entitled to be cast (with the shares of Common Stock and Series A Preferred Stock voting together as a single class) and (ii) the holders of a majority of the outstanding shares of Series A Preferred (voting as a separate class).  Abstentions and broker non-votes will be counted towards the tabulation of votes cast on Proposal 3 and will have the same effect as negative votes.

If the Amendment is approved by the shareholders (including the separate approval of the holders of Series A Preferred), it will be filed with the Secretary of State of the State of California and be effective upon filing.  The Amendment will be binding on all holders of Series A Preferred Stock whether or not they voted for the Amendment.  Accordingly, the approval of the Amendment may have adverse consequences for holders of Series A Preferred Stock who elect not to vote for the approval of the Amendment.  In particular, if a majority of the holders of the Series A Preferred Stock vote or consent to the conversion of the Series A Preferred Stock into Common Stock for the entire class, then all the Series A Preferred Stock will be converted into Common Stock.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of the conversion of the Series A Preferred Stock into Common Stock based on applicable provisions of the Code now in effect.

No gain or loss will be recognized for federal income tax purposes upon the conversion of the Series A Preferred Stock into Common Stock, except with respect to any cash received in exchange for a fractional interest.  The tax basis for the shares of Common Stock received upon conversion will be equal to the tax basis of the shares of Series A Preferred Stock, reduced by the portion of such basis allocable to any fractional interest exchanged for cash.  Provided that the Series A Preferred Stock was held as capital assets, the holding period of the shares of Common Stock will include the holding period of the Series A Preferred Stock converted.

Board of Directors’ Reservation of Rights

The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this proposal, including without limitation editorial modifications or any other change to the amendment of our Articles which the Board of Directors may adopt without shareholder vote in accordance with the General Corporation Law of California.

No Dissenters’ Rights

Under California law, shareholders are not entitled to dissenters’ rights of appraisal with respect to the Amendment.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the Amendment.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent National Mercantile Bancorp specifically incorporates this Report by reference therein.

The Audit Committee held six meetings during 2004.  The Board of Directors has adopted a written charter for the Audit Committee, and the Audit Committee within the past year has reviewed and assessed the adequacy of the charter.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors.  In fulfilling its oversight responsibilities the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission and the unaudited financial statements included with Quarterly Reports on Form 10-QSB filed with the Commission.

Management is responsible for National Mercantile Bancorp’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles.  National Mercantile Bancorp’s independent public accountants are responsible for auditing those financial statements.  The Audit Committee’s responsibility is to monitor and review these processes and procedures.  The members of the Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in those fields. The Committee has relied on the information provided and on the representations made by management regarding the effectiveness of internal controls over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also relies on the opinions of the independent public accountants on the consolidated financial statements and the effectiveness of internal controls over financial reporting. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, its consultations and discussions with management and the independent public accountants do not assure that National Mercantile Bancorp’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of National Mercantile Bancorp’s financial statements has been carried out in accordance with generally accepted auditing standards or that our Company’s independent accountants are in fact “independent.”

The Audit Committee met and discussed with the independent public accountants the matters required to be discussed by Statements on Accounting Standards (SAS) No. 61.  These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements.  In addition, the Audit Committee has discussed with the independent public accountants their independence from National Mercantile Bancorp and has received the written letter from the independent public accountants required by Independence Standards Board Standard No. 1

The Audit Committee also met and discussed with the independent public accountants issues related to the overall scope and objectives of the audit, National Mercantile Bancorp’s internal controls and critical accounting policies, and the specific results of the audit.  Management was present at all or some part of each of these meetings.  Lastly, the Audit Committee met with management and discussed the engagement of Ernst & Young LLP as National Mercantile Bancorp’s independent public accountants.

Pursuant to the reviews and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year 2004 filed with the Securities and Exchange Commission.

Signed and adopted by the Audit Committee as of March 30, 2005.

/s/ Donald E. Benson, Chairman
/s/ Joseph N. Cohen
/s/ Robert E. Gipson
/s/ Dion G. Morrow

INFORMATION ABOUT NATIONAL MERCANTILE BANCORP
COMMON AND PREFERRED STOCK OWNERSHIP

Security Ownership of Principal Shareholders and Management

The following table provides information as of April 1, 2005 regarding the Common Stock, the Series A Preferred Stock and the Series B Convertible Perpetual Preferred Stock (“Series B Preferred Stock”) owned by: (i) each person we know to beneficially own more than 5% of the outstanding Common Stock, outstanding Series A Preferred Stock or outstanding Series B Preferred Stock; (ii) each of our directors; (iii) each of our executive officers named in the Summary Compensation Table included in this Proxy Statement; and (iv) all of our executive officers and directors as a group.  Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner (1)(2)	Number of Common Shares Owned		Percent of Class	Number of Series A Preferred Shares Owned	Percent of Class	Percent of Class of Common and Series A Preferred Shares Combined (3)	Number of Series B Preferred Shares Owned (4)	Percent of Class
James O. Pohlad (5)	312,449		10.4	168,133	25.8	15.0	334	33.4
Robert C. Pohlad (5)	312,591		10.4	168,132	25.8	15.0	333	33.3
William M. Pohlad (5)	312,591		10.4	168,132	25.8	15.0	333	33.3
Carl R. Pohlad (5)	309,998		10.2	0	---	7.2	0	---
Hovde Capital Advisors LLC (6)	235,100		7.8	0	---	5.4	0	---
Donald E. Benson	80,850	(7)	2.7	0	---	1.9	0	---
Joseph N. Cohen	6,650	(8)	---	0	---	---	0	---
Robert E. Gipson	35,596	(8)	1.2	223	---	---	0	---
W. Douglas Hile	1,141	(9)	---	0	---	---	0	---
Antoinette Hubenette, M.D.	5,550	(10)	---	0	---	---	0	---

Scott A. Montgomery	206,946	(11)	6.9	0	---	4.8	0	---
Judge Dion G. Morrow	13,800	(12)	---	0	---	---	0	---
Carl R. Terzian	5,425	(8)	---	0	---	---	0	---
Robert E. Thomson	11,304	(8)	---	639	---	---	0	---
David Brown	22,500	(13)
Robert W. Bartlett	22,750	(14)
All directors and executive officers as a group (11 persons)	412,512	(15)	13.7	862	---	9.6	0	---

---            Less than one percent (1%)

(1)              “Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense.  For example, you “beneficially” own common or preferred stock not only if you hold it directly, but also if you own it indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have or share the power to vote the stock, to sell it or have the right to acquire it within 60 days.

(2)              The business address of each director and executive officer is c/o National Mercantile Bancorp, 1880 Century Park East, Suite 800, Los Angeles, California 90067.

(3)              Assumes conversion of each outstanding share of Series A Preferred Stock into two shares of Common Stock.

(4)              The Series B Preferred Stock is convertible into Common Stock at the earliest of June 30, 2005 or upon the occurrence of certain corporate mergers, reorganization or sale of assets.

(5)              The address is 60 South Sixth Street, Suite 3800, Minneapolis, Minnesota 55402.

(6)              Hovde Capital Advisors LLC shares beneficial ownership of these shares with the following entities by virtue of being the investment advisor to the entities: Financial Institution Partners III L.P. – 140,200 shares; Financial Institution Partners, L.P. – 62,100 shares; Financial Institution Partners, Ltd. – 21,100 shares; and Financial Institutions Partners IV, L.P.—11,700.  Eric D. Hovde and Steven D. Hovde may be deemed to share beneficial ownership of these shares with Hovde Capital Advisors LLC by virtue of their ownership interest in, and positions as officers and/or members of, that entity.  The address for Hovde Capital Advisors LLC and Eric D. Hovde is 1824 Jefferson Place, N.W., Washington, D.C. 20036.  The address for Steven D. Hovde is 1629 Colonial Parkway, Inverness, Illinois 60067.

(7)              Includes 4,000 shares that may be acquired upon exercise of options.

(8)              Includes 5,250 shares that may be acquired upon exercise of options.

(9)              Includes 1,000 shares that may be acquired upon exercise of options.

(10)       Includes 2,000 shares that may be acquired upon exercise of options.

(11)       Includes 161,008 shares that may be acquired upon exercise of options.

(12)       Includes 4,750 shares that may be acquired upon exercise of options

(13)       Includes 12,500 shares that may be acquired upon exercise of options.

(14)       Includes 22,750 shares that may be acquired upon exercise of options.

(15)       Includes 229,008 shares that may be acquired upon exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% shareholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Common Stock or Series A Preferred Stock and to provide us with copies of the reports.

Based on our review of these reports, we believe that all of these persons have filed all required reports on a timely basis in 2004 except for the following transactions that were filed late due to administrative oversights: (i) the exercise of stock options by Mr. Cohen in April 2004, (ii) the grant of a stock option in April 2004 to each of Mr. Benson, Mr. Cohen, Mr. Gipson, Mr. Hile, Dr. Hubenette, Mr. Morrow, Mr. Terizan, Mr. Thompson and Mr. Brown and (iii) the conversion of shares of Series A Preferred Stock by Mr. Montgomery in February, 2004.

EXECUTIVE OFFICERS

Biographies

We have three executive officers: Scott A. Montgomery, David R. Brown and Robert W. Bartlett.  The biography of Mr. Montgomery is included under the section ”Election of Directors.”

Mr. Brown (age 45) was appointed Executive Vice President and Chief Financial Officer of National Mercantile Bancorp and Mercantile National Bank in June 2001 and of South Bay Bank, N.A. in December 2001.  From November 1997 to April 2001 he served as Chief Operating Officer and Chief Financial Officer and a director of PriVest Bank in Costa Mesa, California.

Mr. Bartlett (age 58) was appointed Executive Vice President and Chief Credit Officer of National Mercantile Bancorp in November 2003.  He has been Chief Credit Officer of South Bay Bank since December 2001.  From May 2000 to December 2001 he was a Senior Vice President—Commercial Banking South at Pacific Century Bank in Santa Ana, California and for more than five years prior to that he was Senior Vice President—Chief Credit Officer, Commercial Banking at Tokai Bank in Los Angeles, California.

Compensation of Executive Officers

The following table shows certain information regarding compensation paid during the last three years to the Chief Executive Officer, each person who was an executive officer at the end of 2004 and each former executive officer whose salary and bonus exceeded $100,000 during 2004 (the “Named Executive Officers”).

Summary Compensation Table

						Long Term
						Compensation
						Awards
						Securities
Name and						Underlying	All Other
Principal		Annual Compensation				Options/SAR’s	Compensation
Position	Year	Salary ($)		Bonus ($)		(#)	($)
Scott A. Montgomery	2004	$320,314		$120,761	(1)(2)	—	$16,547	(3)
President and Chief	2003	$314,650		$9,090	(1)	—	$13,954	(3)
Executive Officer	2002	$310,000		—		—	$10,087	(3)

David R. Brown	2004	$157,850		$37,500	(4)	5,000	$10,963	(5)
Executive Vice President	2003	$153,333		$15,000		—	$6,400	(5)
& Chief Financial Officer	2002	$150,000		$7,500		12,500	$6,000	(5)

Robert W. Bartlett	2004	$189,167		$45,000		—	$10,545	(5)
Executive Vice President	2003	$159,317	(6)	$32,500		21,500	$8,826	(5)
and Chief Credit Officer

(1)              $60,381 of Mr. Montgomery’s bonus was deferred.

(2)              Incentive bonus in accordance with his employment agreement as in effect for the respective years.

(3)              Consists of club membership fees, automobile allowance, Company-matching 401(k) contribution and group term life insurance.

(4)              $37,500 of Mr. Brown’s bonus was deferred.

(5)              Consists of automobile allowance and group term life insurance.

(6)              Mr. Bartlett was appointed Executive Vice President and Chief Credit Officer for National Mercantile Bancorp in November 2003.

The following table sets forth certain information with respect to options granted during 2004 by the Named Executive Officers:

2004 Option Grants

Name	No. of Securities Underlying Options/ SARs Granted(1)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Scott A. Montgomery	0	—	—	—
David R. Brown	5,000	6.1%	$10.15	4/23/2014
Robert W. Bartlett	0	—	—	—

(1)              This option vests 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date.

The following table sets forth certain information regarding options exercised during 2004 by the Named Executive Officers and the options held by the Named Executive Officers at year-end.

2004 Option Exercises and Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized (1)	Number of Securities Underlying Unexercised Options/ SARs at Fiscal Year End (#)		Value of Unexercised In-the- Money Options/SARs at Fiscal Year End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Scott A. Montgomery	16,500	$90,337.50	161,008	—	$1,023,218	—
David R. Brown	—	—	22,500	2,500	$123,625	$6,375
Robert W. Bartlett	—	—	22,750	8,750	$126,250	$34,350

(1)              In accordance with Securities and Exchange Commission rules, the value of unexercised “in-the-money” options is the difference between the closing sale price of the Common Stock on December 31, 2004 ($12.70 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

1996 Stock Incentive Plan

The Company has a 1996 Stock Incentive Plan (the “1996 Plan”).

Administration.   The 1996 Plan is administered by the Stock Option and Compensation Committee (the “Committee”). The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the 1996 Plan, the Committee has sole and absolute discretion in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including the exercise price and conditioning the receipt or vesting of awards upon the achievement by us of specified performance criteria. Subject to limitations imposed by law, the Board of Directors may amend or terminate the 1996 Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the 1996 Plan or any rights thereunder without his consent. The expenses of administering the 1996 Plan are and will continue to be borne by us.  Awards may not be granted under the 1996 Plan after March 28, 2006.

Terms of Awards.   The 1996 Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of our Common Stock or any other security or benefit with a value derived from the value of our Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. The Committee may determine the exercise price of any award to be below fair market value. Such awards will result in a compensation cost to National Mercantile Bancorp equal to the difference between the fair market value and the cost to the recipient at the date of issuance. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative. The 1996 Plan provides that any person elected or appointed to serve as a director of National Mercantile Bancorp on or after October 1, 1996, who was not employed by National Mercantile Bancorp or subsidiaries and who has not previously served as a non-employee director will be granted, on the first business day following the later of the date of such election or appointment, an option to purchase 1,100 shares of our Common Stock without further action by the Committee. Non-employee director options have an exercise price equal to the fair market value of such shares on the date of grant and become fully exercisable one year from the date of grant.

An award granted under the 1996 Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of National Mercantile Bancorp or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of National Mercantile Bancorp or other significant corporate transactions. Options granted to non-employee directors must be exercised by the sixth anniversary of the date of grant. Any stock option granted to an employee may be a tax-benefited incentive stock option or a non-qualified stock option that is not tax-benefited. Awards to non-employee directors may only be non-qualified stock options.

An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such employee’s tax withholding obligation with respect to such issuance, by (a) cash, (b) delivering previously owned shares of our capital stock or other property, or (c) reducing the amount of shares or other property otherwise issuable pursuant to the award.  If an option permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered. The exercise price and any withholding taxes are payable in cash by non-employee directors, although the Board of Directors or Committee at its discretion may permit such payment by delivery of shares of our Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment to us of proceeds from the sale of such shares.

Employment and Severance Agreements

Mr. Montgomery has entered into an employment agreement that terminates March 31, 2007.  Under the agreement, as amended, Mr. Montgomery is entitled to: (1) an annual base salary ($320,314 for 2005, with annual cost of living increases not to exceed 5% per year); (2) an annual incentive bonus equal to 3% of the first $3 million of our pre-tax profit, 4% of the next $2 million of our pre-tax net profit and 5% of our pre-tax profit over $5 million, with a maximum bonus equal to Mr. Montgomery’s annual base salary for the year; and (3) certain other benefits, including a company automobile and payment of club membership dues.  We may terminate Mr. Montgomery’s employment at any time with or without cause.  If we terminate his employment without cause, Mr. Montgomery would be entitled to receive as severance pay his base salary for 18 months following termination and a pro rata portion of the bonus he would have earned if there is a pre-tax profit in the year his employment terminates.  In addition, if there is a change of control of National Mercantile Bancorp, in certain circumstances Mr. Montgomery will be entitled to a lump sum payment equal to 18 months of his base salary then in effect plus the pro rata portion of his bonus.  These circumstances include his voluntary termination of employment during the second six-month period following the change of control and termination of his employment by us without cause.

Each of Messrs. Brown and Bartlett are parties to an agreement which provides that, if there is a change of control of National Mercantile Bancorp, and we terminate his employment within one year following the change of control without cause, or he terminates his employment for “good reason,” we will pay him a lump sum severance payment equal to nine months’ salary and will reimburse him for COBRA payments for six months.  We may terminate these agreements by 12 months’ written notice to the employee.

Code of Ethics

We have a code of ethics that applies to our directors, officers and employees.  We will provide without charge a copy of the code of ethics to any person who so requests by a letter addressed to the Corporate Secretary, National Mercantile Bancorp, 1880 Century Park East, 8th Floor, Los Angeles, California 90067.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP audited our financial statements for the years ended December 31, 2004 and 2003.  We expect a representative from Ernst & Young will be present at the Annual Meeting.  We will provide the representative with the opportunity to make a statement if desired and to respond to appropriate questions by shareholders.

The following table sets forth the fees for professional services by Ernst & Young for the periods indicated:

	2003	2004
Audit Fees	$112,808	$142,915
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

It is the policy of the Audit Committee to pre-approve all services rendered by the independent auditors.  All of the services rendered by Ernst & Young LLP in 2003 and 2004 were pre-approved by the Audit Committee.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders who want to communicate with the Board of Directors or any individual director should write to: Corporate Secretary, National Mercantile Bancorp, 1880 Century Park East, 8th Floor, Los Angeles, California 90067.  The letter should indicate that you are a shareholder of National Mercantile Bancorp, and set forth the number of shares you hold and how the shares are held if they are not registered in your name.  Depending upon the subject matter, the Corporate Secretary will:

•      Forward the communication to the director or directors to whom it is addressed;

•      Delegate the inquiry to management where it is a request for information about National Mercantile Bancorp or a stock-related matter;

•      Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic, or is repetitive or redundant.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

If you wish to submit proposals to be included in our proxy statement for the 2006 Annual Meeting of Shareholders, we must receive them on or before December 15, 2005.  Please address your proposals to: Corporate Secretary, National Mercantile Bancorp, 1880 Century Park East, 8th Floor, Los Angeles, California 90067.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

We will furnish without charge a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, to any shareholder who so requests by writing to Corporate Secretary, National Mercantile Bancorp, 1880 Century Park East, 8th Floor, Los Angeles, California 90067.

By order of the Board of Directors

Dated: April , 2005	Joseph N. Cohen Corporate Secretary

Appendix A

NATIONAL MERCANTILE BANCORP

2005 STOCK INCENTIVE PLAN

Section 1.  PURPOSE

The purpose of the 2005 Stock Incentive Plan (the “2005 Plan”) of National Mercantile Bancorp, a California corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “Company”), is to enable the Company to attract, retain and motivate its employees and independent contractors by providing for or increasing the proprietary interests of such employees and independent contractors in the Company, and to enable the Company to attract, retain and motivate its nonemployee directors and further align their interest with those of the shareholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

Section 2.  PERSONS ELIGIBLE

Each director, officer, employee or independent contractor of the Company or any of its subsidiaries (each, a “Participant”) shall be eligible to be considered for the grant of an Award (as hereinafter defined) under the 2005 Plan.

Section 3.  AWARDS

(a)           The Administrator (as hereinafter defined) responsible for administration of the 2005 Plan is authorized to enter into any type of arrangement on behalf of the Company with a Participant that is not inconsistent with the provisions of the 2005 Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company (“Common Shares”) or (ii) Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares.  The entering into of any such arrangement is referred to herein as the grant of an “Award.”

(b)           Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights (“SARs”), phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(c)           Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Administrator, including, without limitation, services rendered by the recipient of such Award.

(d)           Subject to the provisions of the 2005 Plan, the Administrator, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted hereunder, which terms and conditions may include, among other things:

(i)            a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

(A)         the delivery of cash;

(B)          the delivery of other property deemed acceptable by the Administrator;

(C)          the delivery of previously owned shares of capital stock of the Company; or

(D)          a reduction in the amount of Common Shares otherwise issuable pursuant to such Award.

(ii)           a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Administrator, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Administrator), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

(iii)          a provision required in order for such Award to qualify as an incentive stock option (an “Incentive Stock Option”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); provided, however, that no Award issued to any Nonemployee Director or any independent contractor of the Company shall qualify as an Incentive Stock Option.

Section 4.  STOCK SUBJECT TO THE 2005 PLAN

(a)           At any time, the aggregate number of Common Shares issued or issuable pursuant to all Awards (including all Incentive Stock Options) granted under the 2005 Plan shall not exceed 250,000 shares subject to adjustment as provided in Section 7 hereof.

(b)           For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued or issuable pursuant to Awards granted under the 2005 Plan shall at any time be deemed to be equal to the sum of the following:

(i)            the number of Common Shares that were issued prior to such time pursuant to Awards granted under the 2005 Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

(ii)           the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under the 2005 Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient’s tax withholding obligation with respect to such issuance; plus

(iii)          the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under the 2005 Plan prior to such time.

(c)           No Participant shall be granted Awards during any 12-month period covering more than 100,000 Common Shares.

Section 5.  DURATION

Unless sooner terminated pursuant to Section 8 below, the 2005 Plan shall terminate on March 24, 2015.  No Awards shall be granted under the 2005 Plan while the 2005 Plan is suspended or after it is terminated.

Section 6.  ADMINISTRATION

(a)           The 2005 Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of the 2005 Plan, or of part of the Plan, is delegated by the Board (in either case, the “Administrator”).  The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws.  At Board’s discretion, the Committee may be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and/or “outside directors” within the meaning of Section 162(m) of the Code.  The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the 2005 Plan.  Notwithstanding any provision in the 2005 Plan to the contrary, in the event that the Administrator is acting with respect to an Award granted or to be granted to a member of the Board, such Board member shall abstain from any vote taken by the Board or the Committee with respect to such Award (or, if such Board member does vote on the matter, his vote will not be counted in determining whether the matter in question has been approved).

(b)           Subject to the other provisions of the 2005 Plan, the Administrator shall have the authority, in its discretion: (i) to grant Awards (but the benefit payable on the exercise of an SAR shall be payable only in Common Stock with a Fair Market Value equal to the appreciation); (ii) to determine the Fair Market Value of the Common Shares subject to Awards; (iii) to determine the exercise price of Awards granted (but in no event shall the exercise price of an option or the base value of an SAR be less than the Fair Market Value of the Common Stock on the date of grant); (iv) to determine the persons to whom, and the time or times at which, Awards shall be granted, and the number of shares subject to each Award; (v) to interpret the 2005 Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the 2005 Plan; (vii) to determine the terms and provisions of each Award granted (which need not be identical), including but not limited to, the time or times at which Awards shall be exercisable; (vii) to modify or amend any Award (with the consent of the Participant if the modification or amendment is adverse to the Participant; (ix) to defer (with the consent of the Participant) the exercise date of any Award; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Award; and (xi) to make all other determinations deemed necessary or advisable for the administration of the 2005 Plan.  The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

(c)           All questions of interpretation, implementation, and application of the 2005 Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

Section 7.  ADJUSTMENTS

If the outstanding shares of the class of Company stock then subject to the 2005 Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Administrator shall make appropriate and proportionate adjustments in: (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under the 2005 Plan; and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under the 2005 Plan.  The determination of the Administrator as to what adjustments shall be made pursuant to this section, and the extent thereof, shall be final and conclusive.  No fractional shares of stock shall be issued under the 2005 Plan on account of any such adjustment.

Section 8.  AMENDMENT AND TERMINATION

The Board may suspend or terminate the 2005 Plan at any time; provided, however, that no such suspension or termination shall deprive the recipient of any Award theretofore granted under the 2005 Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

The Board may amend the 2005 Plan at any time and in any manner subject to the following limitations:

(a)           No such amendment shall deprive the recipient of any Award theretofore granted under the 2005 Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto;

(b)           Except as otherwise provided in Section 7 relating to adjustments upon changes in stock, no such amendment shall be effective unless approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, represented and entitled to vote at a shareholders meeting or by the written consent of a majority of the outstanding shares of the Company where such shareholder approval is required by law or pursuant to the Articles of Incorporation or Bylaws of the Company; and

(c)           Section 10 hereof shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

Section 9.  EFFECTIVE DATE

The 2005 Plan shall be effective as of March 25, 2005, the date upon which it was approved by the Board of Directors; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative vote of the holders (the “Shareholders”) of a majority of the outstanding shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California.

Appendix B

NATIONAL MERCANTILE BANCORP

NOMINATING COMMITTEE CHARTER

March 2005

1.             Purpose and Objective

The Nominating Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of National Mercantile Bancorp (the “Company”).  The purpose of the Committee is to be primarily responsible for identifying individuals qualified to serve as members of the Board of Directors and recommending to the Board the persons to be nominated by the Board as nominees for director at each annual meeting of shareholders of the Company.

2.             Membership

A.            The Board shall determine the size of the Committee, provided that the Committee shall consist of at least two members.  No member of the Committee may be an employee of the Company or any subsidiary of the Company.  Each member of the Committee must meet the qualification requirements of any applicable laws or regulations, including the rules of the requirements of the Securities and Exchange Commission (“SEC”).

B.            If the Company’s securities are listed on a national securities exchange or the Nasdaq Stock Market, composition of the Committee, and the members of the Committee, must comply with applicable requirements of the exchange or Nasdaq Stock Market.

C.            The Board shall appoint the members of the Committee, who shall serve at the pleasure of the Board.  Unless the Board selects a Chairperson, the members of the Committee may designate a Chairperson by majority vote.

3.             Meetings

A.            The Committee shall meet as often as it determines is necessary or appropriate, but no less frequently than annually.  Any member of the Committee may call a meeting.

B.            The Chairperson (or in his or her absence, a member designated by the members attending the meeting) shall preside at each meeting of the Committee and set the agendas for Committee meetings.

C.            A majority of the total number of members of the Committee will constitute a quorum at all Committee meetings.

D.            The provisions of the Company’s Bylaws that govern the conduct of Board committees shall govern the Committee.  The Committee may adopt other procedural rules that are not inconsistent with the Bylaws.

E.             The Committee may, at its discretion, permit non-member directors, officers of the Company and any other persons to be present at its meetings.

B-1

F.             The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.  The Chairperson of the Committee shall provide to the Board such reports on the activities of the Committee as the Board may from time to time request.

4.             Authority and Responsibilities of the Committee

The Committee shall the authority to take the following actions, as it determines advisable from time to time:

A.            Review the appropriateness of the size and composition of the Board, giving due consideration to such factors as the business experience and expertise of each Board member, and make recommendations to the Board as it deems appropriate.

B.            Identify qualified individuals to be recruited for service on the Board.

C.            Consider candidates for Director recommended by the Company’s shareholders, subject to the shareholders having followed procedures established from time to time by the Committee for this purpose.

D.            Recommend to the Board persons to be nominated by the Board to be directors at each annual meeting of shareholders of the Company.  .

E.             Assess the adequacy of the Committee’s charter and recommend changes to the Board it deems desirable.

F.             Retain, at the Company’s expense counsel, consultants and other advisers.

G.            Perform any other duties delegated to the Committee by the Board of Directors.

H.            Have unrestricted access to the Company’s counsel, officers and employees for purposes related to the Committee’s activities under this Charter.

I.              Perform such other activities that are consistent with this Charter, the Company’s Bylaws, applicable law and Board directives as the Committee determines are required or appropriate in order to carry out its responsibilities.

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PROXY

NATIONAL MERCANTILE BANCORP

ANNUAL MEETING OF SHAREHOLDERS, MAY 19, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

NATIONAL MERCANTILE BANCORP

The undersigned hereby appoints Scott A. Montgomery and Robert E. Thomson, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each to attend the Annual Meeting of Shareholders of National Mercantile Bancorp (the “Meeting”) to be held on May 19, 2005 at The Peninsula Beverly Hills, 9882 South Santa Monica Blvd., Beverly Hills, California 90212, beginning at 6:00 p.m. local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated April [     ], 2005.

PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN BLACK OR BLUE INK.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL
PROPOSALS

1.  Elect the following nominees as directors:  Donald E. Benson, Joseph N. Cohen, Robert E. Gipson, W. Douglas Hile, Antoinette Hubenette, M.D., Scott A. Montgomery, Judge Dion G. Morrow, Carl R. Terzian and Robert E. Thomson.

☐ FOR	☐ WITHHOLD

(Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee).

2.  Approve the 2005 Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.  Approve an amendment of Amended and Restated Articles of Incorporation to amend the terms of the Series A Preferred Stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.  Upon such other matters as may properly come before the Meeting or any adjournments thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-KSB OF NATIONAL MERCANTILE BANCORP.

(Signature should be exactly as name or names appear on this proxy.  If stock is held jointly each holder should sign.  If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated:
Signature

I/we plan to attend the Meeting.
Yes ☐ No ☐	Signature if held jointly

Unless otherwise directed, this proxy will be voted FOR the nominees, FOR the approval of the 2005 Stock Incentive Plan, FOR the amendment to the Amended and Restated Articles of Incorporation, and in the discretion of the proxies on all other matters properly brought before the Meeting.

PLEASE DATE, SIGN AND RETURN PROMPTLY